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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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☐	Soliciting Material Pursuant to §240.14a-12
INVESTools, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INVESTOOLS INC.
585 EAST 1860 SOUTH
PROVO, UTAH 84606

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
June 6, 2005

To the Stockholders of INVESTools Inc.:

        The annual meeting of stockholders (the "Annual Meeting") of INVESTools Inc. (the "Company") will be held on Monday, June 6, 2005 at 9:00 a.m. (local time) at the New York Hilton and Towers, 1335 Avenue of the Americas, 53rd to 54th streets, New York, New York 10019, for the following purposes:

  1.
  To elect two Class I directors of the Company to hold office until the 2008 Annual Meeting of Stockholders.

  2.
  To ratify the appointment of KPMG LLP as the Company's independent registered public accountants for the year ending December 31, 2005.

  3.
  To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Further information regarding the meeting and the above proposals is set forth in the accompanying Proxy Statement. The Board of Directors has fixed the close of business on April 20, 2005 as the record date for the meeting, and only holders of common stock of record at such time will be entitled to vote at the Annual Meeting or any adjournments thereof. You are cordially invited to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we urge you to vote your shares at your earliest convenience in order to ensure that your shares will be represented at the meeting. You can vote by signing, dating and returning the enclosed proxy card, or by submitting your proxy voting instructions by telephone or through the Internet. If you hold your shares through a broker or other nominee you should contact your broker to determine whether you may submit your proxy by telephone or Internet.

By Order of the Board of Directors,

Lee K. Barba Chairman of the Board
May 2, 2005

INVESTOOLS INC.
585 EAST 1860 SOUTH
PROVO, UTAH 84606

PROXY STATEMENT
2005 Annual Meeting of Stockholders

        This Proxy Statement and accompanying Proxy Card are being furnished to stockholders in connection with the solicitation of proxies by the Board of Directors of INVESTools Inc., a Delaware corporation (the "Company"), for use at the 2005 Annual Meeting of Stockholders of the Company to be held at the New York Hilton and Towers, 1335 Avenue of the Americas, 53rd to 54th streets, New York, New York 10019, at 9:00 a.m. (local time) on Monday, June 6, 2005, and at any adjournments thereof (such meeting or adjournment(s) thereof referred to as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and the accompanying form of proxy card are first being mailed to stockholders on or about May 6, 2005.

        The close of business on April 20, 2005 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 44,979,343 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issued and outstanding. The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock on the record date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Each share is entitled to one vote on all issues requiring a stockholder vote at the Annual Meeting. Stockholders may not cumulate their votes for the election of directors. Directors shall be elected by a plurality of the votes of the shares present or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have no effect on the outcome of the vote on Item 1. Broker non-votes will not be counted in tabulations of the votes cast on Items 1 or 2 and will have no effect on the outcome of the vote.

        All shares represented by properly executed or submitted proxies, unless such proxies previously have been revoked, will be voted at the Annual Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted FOR the election as directors of the nominees listed therein, FOR the ratification of KPMG LLP as the Company's independent registered public accountants for the year ending December 31, 2005, and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the Annual Meeting. Any person who signs and mails the enclosed proxy, even though executed and returned, may revoke the proxy at any time prior to the voting of the proxy (i) by the execution and submission of a revised proxy, (ii) by written notice to the Corporate Secretary of the Company or (iii) by voting in person at the Annual Meeting. However, a proxy will not be revoked simply by attending the Annual Meeting and not voting. To revoke a proxy previously submitted by telephone or the Internet, a stockholder of record can simply vote again at a later date, using the same procedures, in which case the later submitted vote will be recorded and the earlier vote will thereby be revoked.

(1)    ELECTION OF DIRECTORS FOR THE ENSUING YEAR

General

        The persons named as proxyholders in the enclosed proxy have been selected by the Board of Directors to serve as Proxies and will vote the shares represented by valid proxies at the 2005 Annual Meeting of Stockholders and any adjournments thereof. They have indicated that, unless otherwise specified in the proxy, they intend to vote for the election as director each of the persons named as a nominee listed below under "Nominees for Director" unless authority to vote in the election of directors is withheld on each proxy. Each nominee is currently a member of the Board of Directors. Each duly elected director will hold office until the 2008 Annual Meeting of Stockholders or until his successors shall have been elected and qualified. Although the Board of Directors of the Company does not contemplate that a nominee will be unable to serve, if such a situation arises prior to the Annual Meeting, the persons named in the enclosed proxy will vote for the election of such other person as may be nominated by the Board of Directors. Proxies cannot be voted in the election of directors for more than one person, as that is the number of nominees named herein.

Nominees for Director

        The Board of Directors unanimously recommends a vote FOR the election of the nominees listed below.

Douglas T. Tansill

        Mr. Tansill was appointed as Lead Director of the Company's Board of Directors in December 2004, and has served as a Director of the Company since October 2003. Mr. Tansill is a private investor and financial consultant and has been associated with Cove Harbor Partners, LLC since 2000. He also serves on the Board of Directors of Niagara Corporation. From 1986 to 1994, Mr. Tansill was a Managing Director of Kidder Peabody, Inc. and served on the Board of Directors of Kidder Peabody Group, Inc. In 1994, he became a Managing Director of PaineWebber Incorporated and subsequently served as an Advisory Director there and from 2000 to 2002 as an Advisor to UBS Warburg. Mr. Tansill received a B.A. in Economics from Trinity College, Hartford, Connecticut and an M.B.A. from Harvard University.

Stephen C. Wood

        Mr. Wood was appointed Director of the Company in December 2001. Mr. Wood is currently President and Chief Executive Officer of Wireless Services Corporation based in Bellevue, Washington where he has worked since April 1996. Until May 1996, Mr. Wood was President and Chief Executive Officer of Notable Technologies, LLC, which filed for bankruptcy in 1996. From 1993 through 1994, Mr. Wood served as Vice President of Information Broadcasting for McCaw Development Corporation located in Kirkland, Washington. Until February 1993, he was President of Starwave Corporation, a company he formed in 1991 with Microsoft Corporation co-founder Paul G. Allen to develop and market data and information products. From 1986 through 1991, Mr. Wood served in several executive positions at Asymetrix Corporation, a software development and marketing firm founded by Mr. Allen. From 1980 until 1985, Mr. Wood was in charge of building a microcomputer software development organization for Datapoint Corporation in Austin, Texas, after serving in research and development and marketing positions. Mr. Wood began his career in 1976 when he became the sixth employee of Microsoft Corporation, where he was general manager from 1977 to 1980. Mr. Wood holds a B.S. in Computer Engineering from Case Western University and an M.S. in Electrical Engineering from Stanford University.

Organization of the Board of Directors

        The Company's directors are divided into three classes designated Class I, Class II and Class III. Each class consists, as nearly as possible, of one-third of the total number of directors constituting the entire Board of Directors. At the 2003 Annual Meeting of Stockholders, Class II directors were elected for a term expiring at the 2006 Annual Meeting of Stockholders, and at the 2004 Annual Meeting of Stockholders, Class III directors were elected for a term expiring at the 2007 Annual Meeting of Stockholders. The Class I directors serve for a term expiring at the 2005 Annual Meeting of Stockholders. At each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a term expiring at the third succeeding annual meeting. Each director holds office until the annual meeting for the year in which his term expires and until his successor has been elected and qualified.

        As of April 15, 2005, the Company's directors were as follows:

Name	Class	Age	Position
Douglas T. Tansill	Class I	65	Lead Director
Stephen C. Wood	Class I	53	Director
Lee K. Barba	Class II	54	Chairman of the Board of Directors and Chief Executive Officer
Hans von Meiss	Class II	57	Director
Michael H. Goldsmith	Class III	39	Director
F. Warren McFarlan	Class III	67	Director

        Information concerning the business experience of Messrs. Tansill and Wood is provided under the section entitled "Nominees for Director."

Lee K. Barba

        Mr. Barba was appointed Chief Executive Officer and Director of the Company in December 2001 and Chairman in June 2002, after having served as Chief Executive Officer of Telescan, Inc., a wholly owned subsidiary of the Company ("Telescan"). Prior to joining Telescan in February of 2000, he was the Chief Executive Officer of Open Link Financial, a risk management software company whose largest shareholder, Coral Energy, was a wholly owned subsidiary of Shell Oil Company. Mr. Barba joined Open Link after serving as President of Coral Energy. Mr. Barba joined Coral Energy after 22 years on Wall Street, where he was responsible for managing global trading businesses for Bankers Trust Company. While based in London, he was responsible for managing Bankers Trust's European offices, as well as the Global Risk Management Advisory practice, which had offices in Asia and Latin America. Upon returning to New York in 1995, Mr. Barba was the senior executive of Bankers Trust, responsible for managing the consolidation of the firm's technology and operations functions for the global capital markets businesses, which included over 2,100 in staff operating throughout Asia, Europe and North America. Earlier in his career, Mr. Barba served as a co-head of the Fixed Income Division at PaineWebber and as a Vice President of Lehman Brothers Kuhn Loeb. He earned his M.B.A. from Columbia University and his B.A. from the University of North Carolina.

Michael H. Goldsmith

        Mr. Goldsmith was appointed a Director of the Company in August 2003. Since February 2003, Mr. Goldsmith has been a Managing Director with Wealth and Tax Advisory Services, Inc., a subsidiary of Hong Kong and Shanghai Banking Corp., and manages the company's state and local tax practice. In September 1991 Mr. Goldsmith joined the New York offices of Arthur Andersen L.L.P. and left in May 2002 as a Tax Partner. He was a Tax Partner in the New York offices of Deloitte & Touche L.L.P. from May 2002 to February 2003, and has been a practicing tax consultant for more than 12 years. Mr. Goldsmith has an undergraduate degree in Accounting from Queens College and received his Juris Doctor from St. John's University School of Law. He received a LL.M. in Taxation from New York University School of Law.

F. Warren McFarlan

        Mr. McFarlan was appointed to a Director of the Company in December 2004. Since 1973, he has been a professor at Harvard Business School. In this position, he has had a significant role in introducing materials on Management Information Systems to all major programs at the Harvard Business School since the first course on the subject was offered in 1962. He has also been a long-time teacher in the Advanced Management Program: International Senior Managers Program, Delivering Information Services Program, and several of the Social Sector programs. He currently teaches in the second-year course entitled "Managing in the Information Age." During his long tenure at Harvard

Business School, Mr. McFarlan has served in many capacities, most recently as Senior Associate Dean and director of Harvard's Asia-Pacific Initiative from 2000 to 2004. From 1995 to 2000, he was Senior Associate Dean and Director of External Relations. From 1991 to 1995, he was Senior Associate Dean and Director of Research. From 1979 to 1980, he was Chairman of all executive education programs. From 1975 to 1978, he was Chairman of the Advanced Management Program. In 1973, shortly after his appointment to full professor, Mr. McFarlan, along with four other faculty members, was sent to Switzerland to set up Harvard Business School's International Senior Management Program. Mr. McFarlan earned his A.B. from Harvard University in 1969 and his M.B.A. and D.B.A. from the Harvard Business School in 1961 and 1965, respectively.

Hans von Meiss

        Mr. von Meiss was appointed a Director of the Company in December 2001. Since 1997, Mr. von Meiss has been involved in financial management and consulting and has pursued investments in Internet related businesses. He also serves on the Board of Directors as Chairman of an industrial concern, as a member of the Board of Director of a newly formed ecology company and his own company, G. von Meiss AG. From 1994 to 1997, Mr. von Meiss served as Chief Executive Officer of Swiss Textile Group. From 1991 to 1994, Mr. von Meiss was Chief Executive Officer of a publicly quoted Dutch company following its privatization from the Dutch government. From 1988 to 1991, Mr. von Meiss worked as an independent financial consultant. Mr. von Meiss served as Chief Executive Officer of Dr. Ing. Koenig AG, a leading Swiss service center for flat steel and industrial fasteners from 1984 to 1988. From 1977 to 1984, Mr. von Meiss served in various positions in investment banking with Bankers Trust International Ltd. and Chase Manhattan Ltd. in London. Mr. von Meiss received a Bachelors degree in Economics in 1973 from the University of St. Gallen in Switzerland. He received his M.B.A. from INSEAD, Fontainebleau, France in 1977.

Meetings and Committees of the Board of Directors

        There were 15 meetings of the Board during 2004. All of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the committees of the Board on which they served. The Company does not have a formal policy regarding director attendance at annual meetings of stockholders, however, it is expected, absent good reason, that all directors will be in attendance. All of the Company's directors who were directors at the time of the 2004 Annual Meeting attended the meeting.

Audit Committee

        The Audit Committee, which held 13 meetings during 2004, acts on behalf of the Board to oversee all material aspects of the Company's reporting, control and audit functions. The Audit Committee's role includes a particular focus on the qualitative aspects of financial reporting to shareholders and on Company processes for the management of the business/financial risk and for compliance with significant applicable legal, ethical and regulatory requirements. The Board of Directors has determined that Messrs. von Meiss, Goldsmith, McFarlan and Tansill are audit committee financial experts as described in Item 401(h) of Regulation S-K. In addition, the Board has determined that each member of the Audit Committee is independent, as independence is defined in Section 121A of the listing standards for the American Stock Exchange. The Audit Committee is established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. Mr. von Meiss is Chairman of the Audit Committee and serves with Messrs. Goldsmith, McFarlan (appointed in December 2004), Tansill and Wood.

Compensation Committee

        The Compensation Committee, which held five meetings during 2004, administers the 2004 Restricted Stock Plan, the 2001 INVESTools Stock Option Plan, establishes the compensation of the Chief Executive Officer, and sets policy for compensation of all executive officers and outside directors (directors who are also employees are not compensated for their service on the Board). The Compensation Committee is also responsible for the administration of five other stock option plans from which no new grants are currently being made. Mr. Wood is Chairman of the Compensation Committee and serves with Messrs. Goldsmith, McFarlan (appointed in December 2004) , Tansill and von Meiss.

Director Nomination Policy

        The Company does not currently have a standing Nominating Committee or a formal Nominating Committee Charter. Currently, a majority of the independent members of the Board (as determined by the Board as required by the American Stock Exchange listing standards), rather than a nominating committee, approves or recommends those persons to be nominated. The Board believes that the current method of nominating directors is appropriate because it complies with the American Stock Exchange listing standards.

        The Board has, by resolution, adopted a director nomination policy. The purpose of the policy is to describe the process by which candidates for inclusion in the Company's recommended slate of director nominees are selected. The director nomination policy is administered by the Board.

        Candidates for Board membership must possess the background, skills and expertise to make significant contributions to the Board, to the Company and its stockholders. Desired qualities to be considered include substantial experience in business or administrative activities; breadth of knowledge about issues affecting the Company; and ability and willingness to contribute special competencies to Board activities. The independent members of the Board also consider whether members and potential members are independent under the American Stock Exchange listing standards. In addition, candidates should posses the following attributes: personal integrity; absence of conflicts of interest that might impede the proper performance of the responsibilities of a director; ability to apply sound and independent business judgment; sufficient time to devote to Board and Company matters; ability to fairly and equally represent all stockholders; reputation and achievement in other areas; independence under rules promulgated by the Securities and Exchange Commission ("SEC") and the American Stock Exchange listing standards; and diversity of viewpoints, background and experiences.

        The Board of Directors intends to review the director nomination policy from time to time to consider whether modifications to the policy may be advisable as the Company's needs and circumstances evolve, and as applicable legal or listing standards change. The Board may amend the director nomination policy at any time.

Communications with Directors

        The Board of Directors welcomes communications from its stockholders and other interested parties and has adopted a procedure for receiving and addressing those communications. Stockholders and other interested parties may communicate any concerns they may have about the Company directly to either the full Board of Directors or one or more directors by mailing their communications to the Company at the following address: [Director], INVESTools Inc., 585 East 1860 South, Provo, Utah 84606, Attention: Corporate Secretary (Board Matters) or email investor.relations@investools.com. The Corporate Secretary promptly will forward all stockholder communications and other communications from interested parties unopened to the intended recipient.

Shareholder Nominations

        The Board will consider director candidates recommended by stockholders and will evaluate such director candidates in the same manner in which it evaluates candidates recommended by other sources. The Company's Bylaws, as amended, provide that in making recommendations for director nominees for the annual meeting of stockholders, the Board of Directors will consider any written recommendations of director candidates by stockholders received by the Secretary of the Company no later than 90 days before the anniversary of the previous year's annual meeting of stockholders, except that if no annual meeting was held in the previous year or if the date of the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after such anniversary date, notice must be received by the 10th day following the date that public disclosure of the date of the annual meeting is given to stockholders. Recommendations must be mailed to INVESTools Inc., 585 East 1860 South, Provo, Utah 84606, Attention: Corporate Secretary, and include all information regarding the candidate as would be required to be included in a proxy statement filed pursuant to the proxy rules promulgated by the SEC if the candidate were nominated by the Board of Directors (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected). The stockholder giving notice must provide (i) his or her name and address, as they appear on the Company's books, and (ii) the class and number of shares of the Company which are beneficially owned by such stockholder. The Company may require any proposed nominee to furnish such other information it may require to be set forth in a stockholder's notice of nomination which pertains to the nominee.

Advisory Board

        In 2003, the Company formed an Advisory Board to assist the Company in identifying the best partners and opportunities to expand INVESTools' leadership in investor education. The Advisory Board does not vote at Board of Director meetings. The Company appointed Andrew H. Forrester and John B. Babcock, Jr. as the Advisory Board's initial members.

John B. Babcock, Jr.

        Mr. Babcock is the former President and Chief Executive Officer of BPI Communication, Inc., a VNU Business Media company, publisher of 21 magazines and related websites and databases including Billboard, The Hollywood Reporter, Adweek and Mediaweek. Mr. Babcock was also Publisher and President of Billboard and Adweek magazines, respectively and a founding Publisher of Digital Review magazine. In addition, he has held senior operational and development positions with Dun & Bradstreet and Ziff Davis. Mr. Babcock has also served on the Board of Directors of American Business Media, Audit Bureau of Circulation and The American Advertising Federation, The Country Music Association, and the American Radio and Television Society. Mr. Babcock received a B.A. from Yale University.

Andrew H. Forrester

        Mr. Forrester is a founding member of Cove Harbor Partners, an investment firm engaged in advising and investing in small capitalization companies. Prior to establishing Cove Harbor Partners, Mr. Forrester was Senior Managing Director of Bankers Trust Company, where he served for 30 years in various positions. Mr. Forrester's other affiliations include having served as member of the Board of Directors of Atlas Freighter Leasing Inc., Managing Member of The Quanomica Co. L.L.C., and the Board of Fellows of Trinity College. Mr. Forrester received his M.B.A from New York University and his B.A. from Trinity College.

Executive Officers

        As of April 15, 2005, the following persons were the executive officers of the Company:

Name	Age	Position
Lee K. Barba	54	Chairman of the Board and Chief Executive Officer
Ida K. Kane	35	Senior Vice President and Chief Financial Officer
Paul A. Helbling	51	Senior Vice President, Chief Administrative Officer and Corporate Secretary
Nelson A. Gonzalez	42	Senior Vice President, Operations
Donald K. Klabunde	48	Vice President, Chief Information Officer

        Information concerning the business experience of Mr. Barba is provided under the section entitled "Organization of the Board of Directors."

Ida K. Kane

        Ms. Kane was appointed Chief Financial Officer and Senior Vice President of the Company in January 2005. Prior to joining the Company, she served as the Chief Financial Officer and Vice President of Operations for the Organizational Solutions Business Unit of FranklinCovey in Salt Lake City. From 1999 to 2001, Ms. Kane was Partner and Chief Accounting Officer for Encubate Holdings LLC, a venture capital firm. From 1997 to 1999, she served as corporate controller for Equitrac Corporation, a manufacturing company listed on NASDAQ. From 1992 to 1997, Ms. Kane served in various positions with KPMG LLP, including Audit Manager. Ms. Kane became a Certified Public Accountant in 1991. She received her B.A. degree in Business Administration in 1991 and her M.B.A. in 1992 from the University of Miami.

Paul A. Helbling

        Mr. Helbling was appointed Chief Administrative Officer of the Company in January 2005, as Senior Vice President in June 2003, and as Corporate Secretary in February 2002. Mr. Helbling served as the Company's Chief Financial Officer from December 2001 until his appointment as Chief Administrative Officer. Prior to joining Telescan in August 1999, he was Vice President of Finance at PCC Flow Technologies, Inc., a subsidiary of Precision Castparts Corporation and a $350 million manufacturer of pumps and valves in the U.S. and Europe. From 1991 to 1997 Mr. Helbling served as Vice President and Chief Financial Officer of HydroChem Industrial Services, a $150 million provider of industrial cleaning services to the petrochemical, refining and utility industries. Mr. Helbling became a Certified Public Accountant in 1978, with experience in public accounting and in the contract drilling and oil and gas exploration and production industries. Mr. Helbling holds a B.A. and a M.A. degree from Rice University.

Nelson A. Gonzalez

        Mr. Gonzalez was appointed Senior Vice President of Operations in March 2004. Prior to joining the Company, Mr. Gonzalez was President and Chief Operating Officer of MobileBlue, LLC, a wireless broadband access and services company. From 2001 to 2002, he served as Chief Operating Officer of UnitedHealthcare's Utah-based operations facility. From 1998 to 2001, Mr. Gonzalez served as General Manager for the Utah market and then as Northwest Regional Vice President for Verizon Wireless Messaging Services. From 1997 to 1998, he was Regional Manager at Diva Systems Corporation, a video-on-demand technology company. From 1989 to 1997, Mr. Gonzalez served in various positions, including Regional Marketing Manager, Director of Planning and Executive Director of Operations, at Pacific Bell, a wholly owned subsidiary of SBC Communications Inc. Mr. Gonzalez received his B.A.

degree in 1987 from Brigham Young University and his M.B.A. in 1988 from the American Graduate School of International Management.

Donald K. Klabunde

        Mr. Klabunde was appointed Vice President, Chief Information Officer in February 2004, in connection with the Company's acquisition of 360 Group. Before joining the Company, Mr. Klabunde was Chief Technology Officer with 360 Group. Prior to that, he was Senior Vice President, Systems and Technology with Creditland, Inc., a San Francisco start-up. Mr. Klabunde also held that title at Cheap Tickets, Inc. from 1998 until 2000. Prior to his experience in eCommerce, Mr. Klabunde spent 18 years at Minnesota-based check printer Deluxe Corp., most recently as a Senior Product Manager of Data Integration. Mr. Klabunde received his B.A. in Psychology from the University of Minnesota.

SUMMARY COMPENSATION TABLE

        The following table reflects all forms of compensation for services to the Company for the years ended December 31, 2004, 2003, and 2002, of the individuals serving as the Company's Chief Executive Officer during 2004, the Company's three other most highly compensated executive officers who were serving the Company at the end of 2004, and a former most highly compensated executive officer of the Company who was not serving the Company at the end of 2004 (the "Named Executives").

Awards
Name	Year	Salary	Bonus	Restricted Stock Awards	Securities Underlying Options
Lee K. Barba Chief Executive Officer	2004 2003 2002	$406,234 350,000 353,561	$150,000 40,825 41,170	— 735,026 299,529	250,000 250,000 —
Paul A. Helbling Chief Administrative Officer	2004 2003 2002	$182,628 181,667 166,780	$25,000 17,274 13,902	— 172,782 42,621	— 100,000 —
Nelson A. Gonzalez(1) Senior Vice President of Operations	2004 2003 2002	$136,971 — —	— — —	— — —	125,000 — —
Donald K. Klabunde(2) Chief Information Officer	2004 2003 2002	$147,692 — —	— — —	— — —	100,000 — —
Scott K. Waltz(3) Former Chief Marketing Officer	2004 2003 2002	$274,038 — —	— — —	— — —	— — —

(1)
Mr. Gonzalez employment with the Company began March 15, 2004. Therefore, the amounts reflected for 2004 are for a partial year.

(2)
Mr. Klabunde's employment with the Company began on February 26, 2004. Therefore, the amounts reflected for 2004 are for a partial year.

(3)
Mr. Waltz's employment with the Company began on February 26, 2004. Mr. Waltz's employment with the Company terminated effective October 19, 2004. Therefore, the amounts reflected for 2004 are for a partial year and includes a severance payment in the amount of $57,692.

Stock Options

        The following tables set forth information relating to the Named Executives with respect to (i) stock options granted in 2004, and (ii) the total number of exercised options through 2004 and the value of the unexercised in-the-money options at the end of 2004.

OPTION GRANTS IN LAST FISCAL YEAR

		Percent of Total Options Granted to Employees in Fiscal Year(1)			Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted
Name			Exercise Price Per Share	Expiration Date
					5%	10%
Lee K. Barba	250,000	41.19%	$2.22	03/03/2014	$349,037	$884,527
Paul A. Helbling	—	—%	—	—	—	—
Nelson A. Gonzalez	125,000	20.59%	2.00	03/14/2014	157,224	398,436
Donald K. Klabunde	100,000	16.47%	2.48	02/25/2014	155,966	395,248
Scott K. Waltz(2)	—	—%	—	—	—	—

(1)
Based upon 607,000 options granted to employees in 2004.

(2)
Mr. Waltz's employment with the Company terminated effective October 19, 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR END OPTION VALUES

			Number of Securities Underlying Unexercised Options at Fiscal Year End
					Value of Unexercised In-the-Money Options at Fiscal Year End
	Shares Acquired on Exercise
Name		Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lee K. Barba	—	$—	962,500	737,500	$449,000	$738,000
Paul A. Helbling	—	—	137,500	112,500	59,563	33,188
Nelson A. Gonzalez	—	—	31,250	93,750	62,500	187,500
Donald K. Klabunde	—	—	25,000	75,000	62,000	186,000
Scott K. Waltz(1)	—	—	—	—	—	—

(1)
Mr. Waltz's employment with the Company terminated effective October 19, 2004.

Director Fees

        The Lead Director and outside directors are paid $4,000 and $3,000, respectively, plus out of pocket expenses, for each meeting of the Board of Directors or committee meeting they attend in person. With the exception of the Lead Director and committee chairs, outside directors are paid $1,000 for each telephonic Board of Directors or committee meeting in which they participate. The Lead Director is paid $1,500 for each telephonic Board of Directors or committee meeting in which he participates, and each committee chair is paid $1,250 for each telephonic committee meeting in which he participates as chair. Directors may also receive a restricted stock award upon appointment to the Board of Directors and an annual stock option award. Directors fees are determined by resolution of the Compensation Committee. In December 2004, the outside directors received 7,500 stock options as compensation for their service in fiscal year 2005.

        In December 2004, each Advisory Board member received 2,500 shares of stock restricted from sale for one year as compensation for their service in fiscal year 2005. No cash fees were paid to Advisory Board members during 2004.

Report From the Compensation Committee Regarding Executive Compensation

        The Compensation Committee of the Board of Directors consists of Messrs. Wood, Goldsmith, McFarlan, Tansill, and von Meiss.

        The goal of the Compensation Committee is to develop compensation policies to attract and retain highly qualified officers, directors and senior managers whose skills are critical to the long-term success of the Company. Such policies are intended to reward and motivate individual and team performance with the common goal of maximizing total stockholder return.

        Components of executive compensation include base salary, incentive bonus and stock options. Salary levels for executive officer positions reflect the duties and levels of responsibilities inherent in the position. Salaries of executive officers are reviewed annually and the primary criteria influencing salary adjustments are the individual's performance, experience, contribution to the Company and the competitive marketplace for executive talent. In addition, bonus awards for the executive officers are considered annually and have historically been paid out of the Company's Management Incentive Bonus Plan and the Executive Committee Bonus Plan.

        As a result of such annual reviews in 2004, a majority of the executive officers, including the Chief Executive Officer, received bonus awards under the Management Incentive Bonus Plan. The Chief Executive Officer also participated in the Executive Committee Bonus Plan. Bonuses out of these plans were paid in cash. While the Company previously issued restricted stock under the Management Incentive Bonus Plan and Executive Committee Bonus Plan to provide incentives to the Company's officers, all such future issuances will be made under the INVESTools Inc. 2004 Restricted Stock Plan.

        Stock options are used by the Company as a long-term incentive and allow executives the opportunity to acquire and build an ownership interest in the Company.

        As one of the factors in determining executive compensation, the Compensation Committee considers the anticipated tax treatment to the Company and to the executive officers of various types of compensation and benefits. From time to time, interpretations of and changes in the tax laws affect the deductibility of compensation. The Compensation Committee currently does not anticipate that compensation paid to the executive officers in 2004 will exceed the amounts specified as deductible pursuant to Section 162(m) of the Internal Revenue Code.

        The compensation for the Chief Executive Officer is generally determined using the same evaluation criteria used for other officers and managers of the Company. The Chief Executive Officer has met Board of Directors and Compensation Committee expectations with respect to the growth and development of the Company. Consequently, effective as of March 2004, the Compensation Committee increased the Chief Executive Officer's base salary to $425,000. In December 2004, the Chief Executive Officer entered into a new employment agreement with the Company as discussed in detail below.

By the Compensation Committee:
Stephen C. Wood, Chairman Michael H. Goldsmith F. Warren McFarlan (as of December 2004) Douglas T. Tansill Hans von Meiss

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee of the Board of Directors of the Company was, during 2004, an officer or employee of the Company or any of its subsidiaries, or was formerly an officer of the Company or any of its subsidiaries or had any relationship requiring disclosure by the

Company. During 2004, no executive officer of the Company served as (i) a member of the Compensation Committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, (ii) a director of another entity, one of whose executive officers served on the Compensation Committee of the Board of Directors, or (iii) a member of the compensation committee (or other board committee performing equivalent functions) of another entity, one of whose executive officers served as a director of the Company.

Employment Agreements

        In December 2004, the Company entered into a new employment agreement with Mr. Barba.

        Mr. Barba is to serve as Chief Executive Officer and will receive $425,000 per year as base salary. Mr. Barba also received a stock option grant to purchase 250,000 shares of the Company's common stock, which will vest in four equal annual installments beginning in March 2005, at an exercise price of $2.22 which equals the market price on the date of grant. Mr. Barba will participate in the Company's Management Incentive Bonus Plan, as well as the Company's benefit plans. Mr. Barba will be reimbursed for routine business and entertainment expenses. The agreement includes a covenant not to compete for 24 months after termination from the Company. In the event of termination due to death or disability, Mr. Barba, or his estate, would receive (i) his salary and (ii) an amount equal to one-half of his then base salary to which he was entitled as of the date of termination and all unpaid amounts under any employee benefit plans (the "Accrued Amounts"), and (iii) all options would vest immediately and expire in one year. In addition, in the event of termination due to disability, Mr. Barba will also receive an amount equal to one-half of his target bonus for the year in which the disability occurs. In the event of termination within 24 months of a change of control (as define in the Agreement), Mr. Barba will receive (i) the Accrued Amounts, and (ii) a lump sum payment equal to two times the sum of (x) Mr. Barba's base salary for the year in which such termination occurs and (y) the greater of (A) Mr. Barba's target bonus in the year of termination and (B) the actual bonus earned by Mr. Barba in the year immediately preceding such termination. In addition, Mr. Barba would receive an additional bonus for any additional taxes the package would trigger. Mr. Barba would also be eligible to continue to participate in any employee benefit plans and programs offered to him under his employment agreement for a period of two years from the date of such termination. If Mr. Barba is terminated without cause or resigns due to a constructive termination or due to the Company's breach of his employment agreement, Mr. Barba is entitled (i) to receive the Accrued Amounts, and (ii) for a period equal to the longer of two years and the period of time remaining under his employment agreement, an amount equal to his base salary for the year of termination and the greater of (x) his target bonus in the year of the termination and (y) the actual bonus earned by Mr. Barba in the year immediately preceding such termination. Mr. Barba will also be eligible to continue to participate in any Company benefit plans for a period of two years from the date of termination, if permitted, or he will be compensated for the fair value of benefits Mr. Barba would not be able to participate in. In addition, Mr. Barba will become fully vested in the stock options granted pursuant to his employment agreement as of the date of termination, and he must exercise such options within three months. Mr. Barba's employment agreement will terminate March 4, 2007 but may be extended for up to two additional one year periods.

        In January 2005, the Company entered into an employment agreement with Ms. Ida Kane.

        Ms. Kane is to serve as Chief Financial Officer and will receive $225,000 per year as base salary. Beginning in 2006, Ms. Kane's salary may be increased or decreased by the Company in its sole discretion at any time upon 30 days' written notice. Ms. Kane also received a one-time sign-on bonus in the amount of $15,000 and a stock option grant to purchase 100,000 shares of the Company's common stock, which will vest in four equal annual installments beginning in January 2006, at an exercise price of $3.89 which equals the market price on the date of grant. Ms. Kane is entitled to receive an annual bonus up to a maximum of 35% of her base salary as determined in the sole discretion of the Company, provided that she meets performance goals as established by the Company in its sole discretion. For 2005, Ms. Kane is guaranteed a minimum of $50,000 in discretionary bonus. Ms. Kane will participate in the Company's benefit plans and will be reimbursed for routine business expenses. The agreement includes a covenant not to compete and a covenant not to solicit or interfere for six months after termination from the Company. In the event of termination due to death, Ms. Kane, or her estate, will receive any compensation due that would otherwise have been payable through the date of death. In the event of termination due to disability, Ms. Kane will receive severance payments equal to three months' base salary. In the event of a change of control (as defined in the agreement) within the first three years of Ms. Kane's employment pursuant to the employment agreement, and Ms. Kane no longer reports to Mr. Barba or the then current Chief Executive Officer of the Company as a result of a change of control, Ms. Kane shall have the right to resign within 30 days following the change of control and be entitled to receive a cash severance benefit in an amount equal to six months' base salary. If Ms. Kane is terminated without cause, she is entitled to severance compensation in an amount equal to the greater of (i) six months' base salary or (ii) the severance pay to which she would be entitled to under a severance pay plan, if any, in effect at the time of her termination without cause.

Equity Compensation Plan Information

        The following table sets forth information as of December 31, 2004 with respect to the Company's equity compensation plans previously approved by stockholders and equity compensation plans not previously approved by stockholders.

	Equity Compensation Plans
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders(1)	3,304,468 - 3,854,468	$1.63	3,135,375 - 3,685,375
Equity compensation plans not approved by stockholders	—	—	—

Total	3,304,468 - 3,854,468	$1.63	3,135,375 - 3,685,375

(1)
This amount includes an option granted by the Company to its Chief Executive Officer in 2002. The vesting of the options is contingent upon an event occurring in the future. Based upon the terms of the option, the number of shares issuable upon exercise of the option, if any, will be between 50,000 to 550,000 shares at an exercise price of $0.18 per share. The option was granted under the INVESTools 2001 Stock Option Plan, which was approved by stockholders.

Performance Graph

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

        The following graph summarizes the total stockholder return on an investment of $100.00 over the last five years for the Company's predecessor accounting entity, ZiaSun Technologies, Inc. through December 31, 2002. The return is compared to the Russell 2000 Stock Index and a peer group consisting of New Horizons Worldwide, a company that owns and franchises computer training centers offering a variety of training choices including instructor-led classes, Web-based training, computer-based training and others. Cumulative total return values are based on annual total return values which assume reinvestment of dividends. The stockholder return shown on the graph below is not necessarily indicative of future performance.

	1999	2000	2001	2002	2003	2004
INVESTools Inc.	100	8	4	2	11	23
New Horizons Worldwide Inc.	100	117	97	33	48	47
Russell 2000 Index	100	96	97	76	110	129

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors, executive officers and persons who own more than ten percent of the Company's common stock (collectively, "Filing Persons") to file with the SEC initial reports of ownership (Form 3), reports in changes of ownership (Form 4), and annual reports of ownership (Form 5). All Filing Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

        Except as set forth below, to the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and upon certain other representations made, all transactions were reported on a timely basis by the Company's Filing Persons during 2004. During 2004, Mr. Barba filed one late Form 4 concerning one transaction. Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information, as of April 15, 2005, with respect to the number of shares of Company common stock beneficially owned by (1) each director and/or Named Executive individually, (2) all executives and directors of the Company as a group and (3) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's common stock. The number of shares does not include shares allocated to the person's account through the Company's

401(k) plan. Except as noted below, each stockholder has sole voting and investment power with respect to the shares shown.

Owners	Number of Shares Beneficially Owned		Percent of Class
Common Stock
Lee K. Barba(1)	2,853,906	(2)	6.2%
Paul A. Helbling(1)	405,861		*
Ida K. Kane	—		*
Nelson A. Gonzalez(1)	31,250		*
Donald K. Klabunde(1)	25,000		*
Scott K. Waltz(3)	208,407		*
Michael H. Goldsmith(1)	76,667		*
F. Warren McFarlan	—		*
Douglas T. Tansill	123,000		*
Hans von Meiss(1)	711,778	(4)	1.6%
Stephen C. Wood(1)	78,424	(5)	*
All executive officers and directors as a group (10 persons)	4,305,886		9.2%
Kinderhook Partners, LP(6) 1 Executive Drive, Suite 160 Fort Lee, New Jersey 07024	2,564,983		5.7%
Momentum Media, Inc.(7) 69-12 Gutierrez Street Sunset Valley Mansion Angeles City 2009 Pampanga, Philippines	3,299,980		7.3%
Springhouse Capital, LP(8) 520 Madison Avenue, 35th Floor New York, New York 10022	3,288,800		7.3%

*
Less than 1%

(1)
Each of the share amounts for the directors and officers includes options to purchase additional shares, which are exercisable within the next 60 days, as follows: Lee K. Barba, 1,265,627; Paul A. Helbling, 162,127; Nelson A. Gonzalez, 31,250; Donald K. Klabunde, 25,000; Michael H. Goldsmith, 20,000, Hans von Meiss, 65,000; and Stephen C. Wood 31,242.

(2)
Includes shares, as to which beneficial ownership is disclaimed, of 469,999 shares held for the benefit of family members.

(3)
Effective as of October 19, 2004, Scott K. Waltz is no longer with the Company.

(4)
Includes shares, as to which beneficial ownership is disclaimed, of 451,333 shares held for the benefit of family members.

(5)
Includes shares, as to which beneficial ownership is disclaimed, of 166 shares held for the benefit of family members.

(6)
Based on a Schedule 13G filed by Stephen J. Clearman with the Securities and Exchange Commission on February 2, 2005. Mr. Clearman is the Managing Member of Kinderhook GP, LLC which is the General Partner of Kinderhook Partners, LP.

(7)
Based on stockholder list dated March 31, 2005, provided by U.S. Stock Transfer Corporation, the Company's Transfer Agent.

(8)
Based on a Schedule 13G filed by Brian Gaines with the Securities and Exchange Commission on February 8, 2005. Mr. Gaines is the Managing Member of Springhouse Capital, LLC which is the General Partner of Springhouse Capital, LP.

Certain Relationships and Related Transactions

        In the past, as part of the normal course of business, some members of the Board of Directors have proposed business alliances between the Company and companies with which they are associated. In the opinion of management, each of these transactions or arrangements was entered into on terms as favorable to the Company as could have been obtained in transactions or arrangements with unaffiliated third parties. However, at this time no such arrangements or alliances exist.

Audit Committee Report

        The Audit Committee of the Board of Directors consists of Messrs. von Meiss, Goldsmith, McFarlan, Tansill and Wood. The duties and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board of Directors and attached to this Proxy Statement as Appendix A. Each of the members of the Audit Committee is independent, as defined in Section 121A of the listing standards for the American Stock Exchange.

        Management is responsible for the Company's internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an audit of the Company's consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States) and issuing a report thereon. It is the Audit Committee's responsibility to monitor these processes.

        In this context, the Audit Committee has reviewed and discussed with the Company's independent public accountants the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the Company's audited financial statements included the independent registered public accountants' judgments about the quality, not just the acceptability of the application of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Audit Committee also discussed with the independent registered public accountants other matters required by Statement on Auditing Standards ("SAS") No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

        The Company's independent registered public accountants provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed the independent registered public accountants' independence with management and the independent registered public accountants. In addition, the Audit Committee considered whether the other non-audit consulting services provided by the independent registered public accountants' firm could impair the auditor's independence and concluded that such services have not impaired the independent registered public accountants' independence.

        Based on the Audit Committee's discussion with management and the independent registered public accountants and the Audit Committee's review of the representations of management and the report of the independent registered public accountants to the Audit Committee, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K/A for the year ended December 31, 2004 filed with the SEC.

By the Audit Committee:
Hans von Meiss, Chairman Michael H. Goldsmith F. Warren McFarlan (as of December 2004) Douglas T. Tansill Stephen C. Wood

Code of Business Conduct and Ethics

        In August 2003, the Board of Directors of the Company adopted a Code of Business Conduct and Ethics governing its Chief Executive Officer, Chief Financial Officer, its other executive officers and the Board of Directors. The Company's Code of Business Conduct and Ethics is available on the Company's corporate website at http://www.investools.com on the "Investor Relations" page under "Corporate Governance." The Company intends to disclose on its website any waivers or amendments to its Code of Business Conduct and Ethics within five business days of such action.

Principal Accountant Fees and Services

Audit Fees

        The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's financial statements for each of the fiscal years ended December 31, 2004 and December 31, 2003, and the reviews of the financial statements included in the Company's Forms 10-Q for such fiscal years were $1,320,667 and $175,000, respectively.

Audit-Related Fees

        There were no fees billed in the fiscal years ended December 31, 2004 and December 31, 2003 for assurance and related services rendered by KPMG LLP that are related to the performance of the audit or review of the Company's financial statements but not reportable as Audit Fees.

Tax Fees

        There were no fees billed for professional services rendered by KPMG LLP for tax compliance, tax advice, and tax planning in either of the fiscal years ended December 31, 2004 or December 31, 2003.

All Other Fees

        There were no fees billed for services rendered by KPMG LLP not reportable as Audit Fees, Audit Related Fees or Tax Fees for either of the fiscal years ended December 31, 2004 or December 31, 2003.

Audit Committee Pre-Approval Policies

        The Audit Committee has established a policy intended to clearly define the scope of services performed by the Company's independent registered public accountants for non-audit services. This policy relates to audit services, audit-related services, tax and all other services which may be provided by the Company's independent registered public accountants and is intended to assure that such services do not impair the auditor's independence. The policy requires the pre-approval by the Audit Committee of all services to be provided by the Company's independent registered public accountants. Under the policy, the Audit Committee will annually review and pre-approve the services that may be provided by the independent registered public accountants without obtaining specific pre-approval from the Audit Committee or its designee. In addition, the Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated is required to report to the Audit Committee at its next meeting any services which such member or members has approved. The policy also provides that the Audit Committee will pre-approve the fee levels for all services to be provided by the independent registered public accountants. Any proposed services exceeding these levels will require pre-approval by the Audit Committee.

        All of the services provided by the Company's principal accounting firm described above under the captions "Audit Fees" were approved in accordance with this policy and the Audit Committee has determined that the independent registered public accountants' independence has not been compromised as a result of providing these services and receiving the fees for such services as noted above.

(2)    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2005

        The Board of Directors appointed the Company's existing certified independent registered public accountants, KPMG LLP, as the independent registered public accountants of the Company for the fiscal year ending December 31, 2005, and such appointment is hereby submitted to the stockholders for ratification. Such ratification requires the affirmative vote of a majority of the shares of Common Stock present or represented by proxy and entitled to a vote at the Annual Meeting.

        In the event that the appointment of KPMG LLP, as independent registered public accountants for 2005 is not ratified by the stockholders, the adverse vote will be considered as a direction to the Board of Directors to select other auditors for the fiscal year ending December 31, 2005.

        The Board of Directors unanimously recommends a vote FOR the ratification of the Board's appointment of KPMG LLP as the Company's independent registered public accountants for 2005.

MATTERS TO BE PRESENTED

        As of the date of this Proxy Statement, the only matters which management intends to present, or is informed that others will present, for action at the 2005 Annual Meeting, are the election of the Board of Directors and ratification of KPMG LLP as the independent registered public accountants for the year ending December 31, 2005. If any other matters are presented at the Annual Meeting, the accompanying proxy will be voted in accordance with the best judgment of the proxy holders.

ANNUAL REPORT ON FORM 10-K/A

        The Company will send, without charge, a copy of its Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004, including the financial statements and the financial statement schedules, as filed with the SEC, to any person whose proxy is being solicited, upon written request to INVESTools Inc., Attention: Investor Relations, 585 East 1860 South, Provo, Utah 84606 or email at investor.relations@investools.com.

STOCKHOLDER PROPOSALS

        If a stockholder wishes to present a proposal for consideration for inclusion in the proxy materials for the 2006 Annual Meeting of Stockholders, the proposal must be sent by certified mail, return receipt requested, and must be received at the executive offices of the Company at 585 East 1860 South, Provo, Utah 84606. Attention: Ida K. Kane, no later than January 2, 2006. All proposals must conform to the rules and regulations of the Securities and Exchange Commission.

EXPENSES OF SOLICITATION

        The Company will bear the expenses of preparing and mailing this proxy material, as well as the cost of any required solicitation. In addition to this solicitation of proxies, the officers, directors and regular employees of the Company, without receiving any additional compensation therefore, may solicit proxies by mail, telephone, or personal contact. The Company will also request stockholders, banks and other fiduciaries to forward proxy material to their principals or customers who are the beneficial owners of shares and will reimburse them for reasonable out-of-pocket expenses incurred.

BY ORDER OF THE BOARD OF DIRECTORS

Lee K. Barba Chairman of the Board
May 2, 2005 New York, New York

PLEASE SIGN, DATE AND MAIL YOUR PROXY NOW OR
SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET

INVESTOOLS APPRECIATES YOUR PROMPT RESPONSE

INVESTOOLS INC.

Vote by Internet, Telephone or Mail
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET www.proxyvoting.com/ied		TELEPHONE 1-888-426-7035		MAIL
	OR		OR
Use the Internet to vote your proxy. Have your proxy card in hand when you access the Web site. You will be prompted to enter your control number, which is shown above your name, to create and submit an electronic ballot.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, which is shown above your name, and then follow the directions given.		1. Mark, sign and date your proxy card. 2. Detach your proxy card. 3. Return your proxy card in the postage paid envelope provided.

Note: If you vote your proxy by Internet or telephone, DO NOT mail your proxy card.

V    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL    V

Please Detach Here
V You Must Detach This Portion of the Proxy Card V
Before Returning it in the Enclosed Envelope

INVESTOOLS INC.

Item 1.	Election of Directors. To elect the following persons to the Board of Directors to serve a three year term expiring at the 2008 Annual Meeting of Stockholders or until his successor shall have been elected and qualified:
	(01) Douglas T. Tansill	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
	(02) Stephen C. Wood	☐ FOR the nominee	☐ WITHHOLD AUTHORITY for the nominee
Item 2.	Ratification of KPMG LLP as the Company's independent registered public accountants for the year ending December 31, 2005.
	☐ FOR	☐ AGAINST	☐ ABSTAIN

This Proxy, when properly executed, will be voted in the manner directed herein by the Stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN ITEM 1 AND FOR RATIFICATION OF KPMG LLP AS THE COMPANY'S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2005 IN ITEM 2. If more than one of the proxies designated hereby shall be present in person at the Annual Meeting, or at any adjournment(s) thereof, either of said proxies present and voting, either in person or by substitution shall exercise all the powers herein given.

Date:	, 2005
Signature
Signature (if held jointly)
Number of Shares
I (We) will ☐ will not ☐ attend the Annual Meeting in person.

INVESTOOLS INC.

Your vote is important. Thank you for voting.

V FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL V

REVOCABLE PROXY—INVESTOOLS INC.
ANNUAL MEETING OF STOCKHOLDERS
JUNE 6, 2005
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

        The undersigned stockholder(s) of INVESTools Inc. (the "Company") hereby appoints, constitutes and nominates Lee K. Barba and Ida K. Kane, and each of them, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all shares of the Company, which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton New York, 1335 Avenue of the Americas, New York, New York 10019 on Monday, June 6, 2005 at 9:00 a.m. local time, and any and all adjournment(s) thereof, as fully and with the same force and effect as the undersigned might or could do if personally present thereat, as follows:

        The Board of Directors unanimously recommends a vote FOR each of the foregoing proposals. If any other business is properly presented at the Annual Meeting, this proxy shall be voted in accordance with the judgment of the proxy holders. This Proxy is solicited on behalf of the Board of Directors and may be revoked prior to its use.

NOTE: Please sign your full name. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. This Proxy may be revoked at any time before it is voted at the meeting.

(Continued, and to be marked, dated and signed on the reverse.)

QuickLinks

(1) ELECTION OF DIRECTORS FOR THE ENSUING YEAR
SUMMARY COMPENSATION TABLE
OPTION GRANTS IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
(2) RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2005
MATTERS TO BE PRESENTED
ANNUAL REPORT ON FORM 10-K/A
STOCKHOLDER PROPOSALS
EXPENSES OF SOLICITATION